Exhibit 99.1

      HUB International Reports Record '02 Results, Affirms '03 Guidance;
               Acquisitions and Organic Growth Enhance Prospects

    CHICAGO--(BUSINESS WIRE)--March 6, 2003--Hub International Limited (NYSE:HBG and TSX:HBG):

    Highlights:

    2002 Results

    --  Revenue Increases 43% to US$220 million from US$154 million

    --  Organic Commission Growth Increases to 13% from 5%

    --  Net Earnings Rise 194% to US$29.4 million, or US $1.06 Per
        Diluted Share

    --  Pretax Margin Expands to 20% from 10%

    --  Net Margin Grows to 13% from 6.5%

    Fourth Quarter Results

    --  Revenue Increases 20% to US$64 million from US$53 million

    --  Organic Commission Growth Increases to 15% from 9%

    --  Net Earnings Rise 182% to US$8.3 million, or US$0.26 Per
        Diluted Share

    --  Pretax Margin Expands to 21% from 8.5%

    --  Net Margin Grows to 13% from 5.5%

    Hub International Limited (NYSE:HBG and TSX:HBG), a leading North American insurance brokerage, today reported record revenue and earnings for both the fourth quarter and year ended December 31, 2002.
    Martin P. Hughes, chairman and chief executive officer, said the company benefited from both a hard pricing market and effective selling in achieving the strong results. Acquisitions contributed significantly to increasing revenue, while organic commission growth improved to 13% for the year from 5% in 2001, and Hughes indicated that the environment continues to be favorable for 2003.
    "Insurance premium rates continue to rise in almost all areas, while insurers continue to be selective about the coverage they underwrite," he said. "This difficult environment provides an opportunity for Hub to create increased value for both insurers and clients."
    Hughes said Hub's access to high quality insurers is increasingly critical for clients seeking to maintain or obtain coverage, while Hub's large and profitable book of business represents an attractive and cost-efficient pipeline to these insurers.
    "In this environment, it's most important that we increase our customer base and provide the strong service levels that build client retention," he added. "More customers create more opportunities for expanded revenue over an extended period."

    Annual Revenues US$220 million

    Hub International, which operates through 11 hub brokerages in the United States and Canada, recorded revenue of $220 million in 2002, up 43% from $154 million in 2001. U.S. revenue rose 78% to $134 million, while revenue of Canadian operations grew 9% to $86 million. U.S. subsidiaries represented 61% of consolidated revenue in 2002, up from 49% in 2001, while Canadian subsidiaries accounted for 39% of consolidated revenue, down from 51%.
    "We made progress in our efforts to expand our U.S. presence, acquiring two U.S. hubs and six smaller brokerages in 2002," Hughes said. "It's our goal to reach a total of 15 U.S. hubs over the next five years, increasing both our revenue base and our geographic coverage."
    Commission income, which accounts for more than 91% of revenue, increased 40% to $201 million from $143 million in 2001, while non-commission income (contingent commissions, volume overrides and other) increased 75% to $19.2 million, the company reported. Organic growth in commission income, the equivalent of same-store sales, increased to a 13% rate in 2002 from 5% in 2001 and 5-6% in the softer pricing environments that preceded 2001, according to the company. Organic commission growth rates for 2002 were 13% in the United States and 13% in Canada.
    "Organic growth was driven primarily by higher insurance premium rates and new business, while a weak economy limited some demand for insurance coverage," Hughes noted. "Many clients compensated for higher insurance rates by reducing limits, increasing deductibles or eliminating some coverage. At the same time, lower activity levels at client companies reduced total spending on such volume-sensitive coverage as employee benefits and general liability."
    Hughes said the combination of higher insurance premium rates and an economic rebound could yield significant organic growth opportunities in the near future, although the specific timing of any recovery is uncertain.
    "As our acquisitions and organic growth lead to deeper market penetration and higher customer counts, we position ourselves to capitalize fully on the benefits of an economic recovery," Hughes said.
    Hub's strong revenue growth led to a 194% increase of net earnings to $29.4 million in 2002 from $10.0 million in 2001, while diluted earnings per share grew by 112% to $1.06 from $0.50. These numbers were affected by two nonrecurring events. Hub sold its Old Lyme insurance underwriting subsidiaries during 2002, recognizing a gain of $2.6 million, or $0.09 cents per diluted share, on the sale. The company also completed its initial public offering in the United States, raising $88.1 million in net proceeds on the sale of 6.9 million shares of common stock. Those new shares, in addition to shares utilized in making acquisitions, increased fully diluted shares outstanding by 54% to 33.5 million at year end.
    At the same time, profit margins widened dramatically during 2002. Pre-tax margin increased 100% to 20% of revenue, while net margin rose to 13% from 6.5%. Return on average equity expanded to 14% from 8% in 2001. Selling, general and administrative expenses declined to 20.4% of revenue from 23% just a year earlier. Compensation expense declined to 54% of revenue from 57% in the prior year. This change in compensation reflected both the company's growth and a decision by key managers to accept options to buy restricted common shares in lieu of 50% of their earned cash performance bonus for 2002. This decision increased diluted earnings by $2.1 million, or $0.07 cents per diluted share, due to the lower cost of stock option grants versus cash compensation.

    Hub's net earnings and diluted earnings per share were influenced by a number of non-cash expenses. Hub began expensing stock options during 2002, which led to a $1.1 million non-cash expense recognition during the year, and the company adopted CICA Section 3062 and SFAS 142, "Goodwill and other Intangible Assets," leading to a cessation of goodwill amortization. Netting out these and other non-cash items, diluted cash earnings increased 126% to $31.8 million, or $1.05 per diluted share, from $14.1 million, or $0.70 per share, respectively.
    "Clearly, 2002 was a very strong year for Hub, both financially and operationally," Hughes said. "We achieved strong growth from the brokerages acquired in 2001 and we added new brokerages to our family in 2002. We increased our importance to both underwriters and clients, including the middle-market companies that are our primary targets and the smaller brokerages that are serviced by our wholesale operations.
    "The sale of Old Lyme made us more of a pure play in insurance brokerage, while our U.S. IPO and positive cash flow enabled us to pay down debt and finance expansion. The initial public offering, with a listing on the New York Stock Exchange, helped raise our profile in the U.S. market, and we continue to use share ownership to align key managers with all our shareholders."
    Hughes stated that Hub's earn-out obligation to the former shareholders of Burnham Insurance Group has now been calculated and will be paid in the first quarter of 2003. "The final earn-out of $22.2 million, payable as to $8.4 million in cash and $13.8 million in our common shares, is reflective of the tremendous success and future potential of Burnham's financial institutions division. We were also able to use the stock portion of the earn-out payment, about 1.2 million shares, to our advantage," added Hughes. "We negotiated a release of all of the put option rights held by the former Burnham shareholders and in exchange agreed to remove the contractual transfer restrictions from both the earn-out shares and 1.4 million shares that we previously issued when we acquired Burnham. The termination of the put options allows us to remove them as a potential liability from our balance sheet and eliminate the related earnings' volatility, so it was a win for all parties."
    Hughes added that the company made substantial progress in coordination and consolidation efforts among its subsidiaries. During the past two years, the company has implemented several programs to eliminate redundancies and reduce spending in technology, purchasing and other overhead functions. Hub also has linked its operations through initiatives such as: Hub Academy, a training program for producers now being expanded to include customer service representatives; appointment of internal practice leaders who act as global resources; and increased coordination of executives with similar responsibilities.
    "These measures have gained increased traction in the past year and we look forward to greater coordination among our brokerages in the future," Hughes said. "Although direct measurement is difficult, we anticipate benefits in cost reductions, efficiencies and revenue from these initiatives."

    Fourth Quarter Revenue $63.6 Million

    Fourth quarter growth was consistent with full-year performance, the company reported. Revenue increased 20% to $63.6 million from $53.0 million, while net earnings grew 182% to $8.3 million from $3.0 million. Diluted earnings per share increased 86% to $0.26 from $0.14.
    "Our fourth quarter results were exceptionally strong, due in large part to organic growth and new business development, which increased profit margins," Hughes said. "As we've noted previously, we have some seasonality in our results, with our strongest performance usually occurring in the 2nd and 4th quarters."

    Looking Ahead

    Hughes said the company is confirming its guidance, released in January, for diluted earnings per share in the $1.08 - $1.17 range for 2003.
    Net earnings are expected to increase at a faster rate than earnings per share, he added, as the average level of shares outstanding will be higher in 2003 than in 2002. The increase in average shares outstanding will reflect the company's mid-2002 U.S. IPO, shares used in 2002 acquisitions, shares issued as part of a previously discussed earnout for the former shareholders of Burnham and the issuance of restricted shares and restricted share units as part of the company's equity incentive plan. It's also notable that HUB gained $2.6 million, or $0.09 cents per diluted share, through the sale of Old Lyme in the second quarter of 2002, a gain that will not be repeated.
    "We are pleased to have ended the year on a high note, and we are extremely confident and enthusiastic about our prospects for 2003," Hughes said. "Our strategic growth plan has brought us a large number of motivated, aggressive individuals who are building our business across North America. Our acquisitions have proven to be accretive. Finally, market conditions and sales prospects are better than they have been in many years."

    Earnings Conference Call and Webcast

    Hub International will host a conference call and webcast at 10:30 AM EST, on Thursday, March 6, 2003, to discuss financial results, industry conditions and guidance. To listen to the call, connect to www.hubinternational.com approximately 10 minutes prior to its scheduled start, providing ample time to register and download any needed software. The webcast will be archived on the company's website, http://www.hubinternational.com, for approximately 90 days following the event.

    Headquartered in Chicago, IL, Hub International is a leading North American insurance brokerage that has grown rapidly since its formation in 1998 through mergers, acquisitions and organic growth. It provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada. Hub International's strategy is to expand its market share in the highly fragmented U.S. insurance brokerage industry by acquiring quality firms in key geographic regions that focus on servicing middle-market commercial businesses. In addition, Hub plans to leverage its decentralized approach, differentiate its service, and capitalize on its scale to provide broader product offerings to its clients through multiple distribution channels. Hub International currently has eleven large "hub" brokerages that have significant market presence in their geographic regions in the U.S. and Canada. Each hub provides insurance brokerage services and manages the various other Hub International offices in its territory. The hub brokerages are responsible for growth through sales, service and fold-in acquisitions. The hub offices report to the head office which, in addition to monitoring the activity of each hub, retains responsibility for identifying and acquiring additional hub brokerages.

    This press release may contain forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HUB INTERNATIONAL LIMITED
Consolidated Statements of Earnings
For the three months and twelve months ended
December 31, 2002 and 2001
(in thousands of U.S. dollars, except per share amounts)

                             Fourth quarter         Twelve months
                         ---------------------- ---------------------
                            2002        2001       2002       2001
                         ----------  ---------- ---------- ----------
                        (unaudited) (unaudited) (unaudited)
Revenue
  Commission income      $  60,675   $  51,082  $ 200,792  $ 143,063
  Contingent commissions
   and volume overrides      1,266         575     11,464      5,899
  Other                      1,687       1,296      7,704      5,031
                         ----------  ---------- ---------- ----------
                            63,628      52,953    219,960    153,993
                         ----------  ---------- ---------- ----------

Expenses
  Compensation              34,544      30,140    118,678     88,015
  Selling, occupancy and
   administration           11,575      12,622     44,932     35,276
  Depreciation               1,414       1,551      5,492      3,940
  Interest Expense           1,109       2,867      7,317      7,447
  Goodwill and other
   intangible asset
   amortization                524      1,839      1,671       4,940
  (Gain) loss on disposal of
   investment held for sale,
   property, equipment and
   other assets               (101)        113     (2,679)      (173)
  Loss (gain) on put
   option liability            762        (719)      (186)      (719)
  Non-cash stock option
   compensation                503           -      1,078          -
                         ----------  ---------- ---------- ----------
                            50,330      48,413    176,303    138,726
                         ----------  ---------- ---------- ----------

Net earnings before
 income taxes               13,298       4,540     43,657     15,267
                         ----------  ---------- ---------- ----------

Provision for income tax expense
  Current                    2,006        (399)    12,851      4,967
  Future                     2,964       1,989      1,405        295
                         ----------  ---------- ---------- ----------
                             4,970       1,590     14,256      5,262
                         ----------  ---------- ---------- ----------
Net earnings                 8,328       2,950     29,401     10,005
Interest on subordinated
 convertible debentures        457           -      2,520          -
                         ----------  ---------- ---------- ----------
Net diluted earnings     $   8,785   $   2,950  $  31,921  $  10,005
                         ==========  ========== ========== ==========

Earnings per share
  Basic                  $    0.31   $    0.15  $    1.27  $    0.53
  Diluted                $    0.26   $    0.14  $    1.06  $    0.50

Weighted average shares
 outstanding - Basic
 (000's)                    26,508      19,543     23,181     19,012
Weighted average shares
 outstanding - Diluted
 (000's)                    33,334      21,666     30,199     20,105

HUB INTERNATIONAL LIMITED
Reconciliation to Diluted Cash Earnings and
Diluted Cash Earnings per Share
For the three months and twelve months ended
December 31, 2002 and 2001
(in thousands of U.S. dollars, except per share amounts)

                             Fourth quarter         Twelve months
                         ---------------------- ---------------------
                            2002        2001       2002        2001
                         ----------  ---------- ---------- ----------
                        (unaudited) (unaudited) (unaudited)(unaudited)

Diluted net earnings     $   8,785   $   2,950  $  31,921  $  10,005

Amortization                   524       1,839      1,671      4,940
(Gain) loss on disposal
 of investment held for
 sale, property, equipment
 and other assets             (101)        113     (2,679)      (173)
Loss (gain) on put
 option liability              762        (719)      (186)      (719)
Non-cash stock option
 compensation                  503           -      1,078          -
                         ----------  ---------- ---------- ----------
Diluted cash earnings    $  10,473   $   4,183  $  31,805  $  14,053
                         ==========  ========== ========== ==========

Diluted cash earnings
 per share               $    0.31   $    0.19  $    1.05  $    0.70



HUB INTERNATIONAL LIMITED
Pro-forma impact of implementation of CICA Sec 3062 and SFAS 142
For the three months and twelve months ended
December 31, 2002 and 2001
(in thousands of U.S. dollars, except per share amounts)

                             Fourth quarter         Twelve months
                         ---------------------- ---------------------
                            2002        2001       2002        2001
                         ----------  ---------- ---------- ----------
                        (unaudited) (unaudited) (unaudited)

Net earnings             $   8,328   $   2,950  $  29,401  $  10,005
Add back:
 Goodwill amortization           -       1,329          -      3,996
                         ----------  ---------- ---------- ----------
Net earnings adjusted
 for goodwill            $   8,328   $   4,279  $  29,401  $  14,001
                         ----------  ---------- ---------- ----------
Basic EPS - Reported     $    0.31   $    0.15  $    1.27  $    0.53
Basic EPS - Adjusted
 for goodwill            $    0.31   $    0.22  $    1.27  $    0.74
Diluted EPS - Reported   $    0.26   $    0.14  $    1.06  $    0.50
Diluted EPS - Adjusted
 for goodwill            $    0.26   $    0.20  $    1.06  $    0.70

HUB INTERNATIONAL LIMITED
Consolidated Organic Growth
For the year ended December 31, 2002
(in thousands of U.S. dollars, except percentages)

                                                Adjustment
                                        Total      for
                                         Net  (Acquisitions)
             YTD Revenue    Total Net  Growth      and       Organic
            2002     2001   Change($)    (%)    Disposals    Growth(%)
         ------------------ ---------  ------ ------------- ----------
Total
-----
Commission
 Income  $200,792  $143,063 $ 57,729     40%   $ (39,213)      13%
Contingent
 Profits   11,464     5,899    5,565     94%      (4,194)      23%
Other
 Income     7,704     5,031    2,673     53%      (2,702)      -1%
         ------------------ ---------  ------ ------------- ----------
Total    $219,960  $153,993 $ 65,967     43%   $ (46,109)      13%
         ------------------ ---------  ------ ------------- ----------

USA
---
Commission
 Income  $120,557  $ 71,202 $ 49,355     69%   $ (39,906)      13%
Contingent
 Profits    7,780     1,693    6,087    360%      (4,214)     111%
Other
 Income     5,812     2,534    3,278    129%      (2,729)      22%
         ------------------ ---------  ------ ------------- ----------
Total    $134,149  $ 75,429 $ 58,720     78%   $ (46,849)      16%
         ------------------ ---------  ------ ------------- ----------

Canada
------
Commission
 Income  $ 80,235  $ 71,861 $  8,374     12%   $     693       13%
Contingent
 Profits    3,684     4,206     (522)   -12%          20      -12%
Other
 Income     1,892     2,497     (605)   -24%          27      -23%
         ------------------ ---------  ------ ------------- ----------
Total    $ 85,811  $ 78,564 $  7,247      9%   $     740       10%
         ------------------ ---------  ------ ------------- ----------

HUB INTERNATIONAL LIMITED
Consolidated Organic Growth
For the three months ended December 31, 2002
(in thousands of U.S. dollars, except percentages)

                                                Adjustment
                                        Total      for
                                         Net  (Acquisitions)
           4th Qtr Revenue  Total Net  Growth      and       Organic
            2002     2001   Change($)    (%)    Disposals    Growth(%)
         ------------------ ---------  ------ ------------- ----------
Total
-----
Commission
 Income  $ 60,675  $ 51,082 $  9,593     19%   $  (1,714)      15%
Contingent
 Profits    1,266       575      691    120%         (40)     113%
Other
 Income     1,687     1,296      391     30%         (62)      25%
         ------------------ ---------  ------ ------------- ----------
Total    $ 63,628  $ 52,953 $ 10,675     20%   $  (1,816)      17%
         ------------------ ---------  ------ ------------- ----------

USA
---
Commission
 Income  $ 39,489  $ 32,674 $  6,815     21%   $  (1,833)      15%
Contingent
 Profits    1,192       243      949    391%         (40)     374%
Other
 Income     1,471       925      546     59%         (67)      52%
         ------------------ ---------  ------ ------------- ----------
Total    $ 42,152  $ 33,842 $  8,310     25%   $  (1,940)      19%
         ------------------ ---------  ------ ------------- ----------

Canada
------
Commission
 Income  $ 21,186  $ 18,408 $  2,778     15%   $     119       16%
Contingent
 Profits       74       332     (258)   -78%         -        -78%
Other
 Income       216       371     (155)   -42%           5      -40%
         ------------------ ---------  ------ ------------- ----------
Total    $ 21,476  $ 19,111 $  2,365     12%   $     124       13%
         ------------------ ---------  ------ ------------- ----------

HUB INTERNATIONAL LIMITED
Consolidated Balance Sheets
As of December 31, 2002 and 2001
(in thousands of U.S. dollars)

                                           2002               2001
                                        ----------         ----------
                                       (Unaudited)
Assets
Current assets:
Cash and cash equivalents               $  40,642          $  26,979
Trust cash                                 53,648             50,426
Accounts and other receivables            136,567            101,313
Investment held for sale                      -               40,772
Income taxes receivable                     2,153              1,460
Future income taxes                         3,324              1,999
Prepaid expenses                            1,587              2,471
                                        ----------         ----------

Total current assets                      237,921            225,420

Goodwill                                  281,727            220,848
Other intangible assets                    44,164             25,331
Property and equipment                     21,298             20,935
Future income taxes                         3,715              2,671
Other assets                                8,051              7,091
                                        ----------         ----------

Total assets                            $ 596,876          $ 502,296
                                        ==========         ==========

Liabilities
Current liabilities:
Bank debt                               $     -            $  55,000
Accounts payable and accrued liabilities  187,034            164,094
Contingent consideration payable            8,423                -
Income taxes payable                        1,198                -
Future income taxes                         1,164              1,387
Current portion long-term debt and
 capital leases                             3,029              4,169
                                        ----------         ----------

Total current liabilities                 200,848            224,650

Long-term debt and capital leases          69,009             76,159
Subordinated convertible debentures        35,000             61,624
Future income taxes                         7,745              4,592
                                        ----------         ----------
Total liabilities                         312,602            367,025
                                        ----------         ----------

Commitments and Contingencies

Shareholders' equity
Share capital                             235,197            125,506
Contingently issuable shares               13,743                -
Contributed surplus                         1,234                -
Cumulative translation account              2,185              2,770
Retained earnings                          31,915              6,995
                                        ----------         ----------

Total shareholders' equity                284,274            135,271
                                        ----------         ----------

Total liabilities and shareholders'
 equity                                 $ 596,876          $ 502,296
                                        ==========         ==========

HUB INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
For the three months and twelve months ended
December 31, 2002 and 2001
(in thousands of U.S. dollars)

                             Fourth quarter         Twelve months
                         ---------------------- ---------------------
                            2002        2001       2002       2001
                         ----------  ---------- ---------- ----------
                        (unaudited) (unaudited) (unaudited)
Operating activities
Net earnings             $   8,328   $   2,950  $  29,401  $  10,005
Items not affecting
 working capital:
  Amortization and
   depreciation              1,938       3,390      7,163      8,880
  (Gain) loss on disposal
   of investment held for
   sale, property, equipment
   and other assets           (101)        113     (2,679)      (173)
  Loss (gain) on put
   option liability            762        (719)      (186)      (719)
  Non-cash stock option
   compensation                503           -      1,078          -
  Future income taxes        2,964       1,989      1,405        295
Non-cash working capital items
  Trust cash                (8,247)    (22,609)    (3,222)   (38,070)
  Accounts and other
   receivables             (44,266)    (31,076)   (26,665)    (5,511)
  Prepaid expenses           1,635         272      1,287       (299)
  Accounts payable and
   accrued liabilities      50,966      48,898     11,684     32,571
  Income taxes              (2,433)       (765)      (202)     1,863
                         ----------  ---------- ---------- ----------
  Net cash flows from
   operating activities     12,049       2,443     19,064      8,842
                         ----------  ---------- ---------- ----------

Investing activities
  Property and equipment -
   purchases                (1,671)     (3,218)    (4,469)   (10,298)
  Property and equipment -
   proceeds on sale              6          96          6         96
  Proceeds from investment
   held for sale                 -           -     43,521          -
  Purchase of subsidiaries,
   net of cash received    (46,160)       (462)   (50,713)  (123,365)
  Sale of subsidiaries         594           -      2,623          -
  Other assets                 567         168        684       (646)
                         ----------  ---------- ---------- ----------
  Net cash flows used for
   investing activities    (46,664)     (3,416)    (8,348)  (134,213)
                         ----------  ---------- ---------- ----------

Financing activities
  Bank debt                      -       1,622    (55,000)    55,122
  Long-term debt -
   advances                 37,074         636     51,175     21,096
  Subordinated convertible
   debentures - advances         -           -          -     61,624
  Long-term debt and
   capital leases -
   repayments               (3,485)     (1,648)   (50,094)    (5,154)
  Subordinated convertible
   debenture - repayment         -           -    (26,800)         -
  Share capital - issued
   for cash, net of
   issue costs                  49           -     88,147      3,621
  Share capital -
   repurchases                   -           4          -       (281)
  Dividends                 (1,268)       (958)    (4,481)    (3,597)
                         ----------  ---------- ---------- ----------
  Net cash flows from
  (used for) financing
   activities               32,370        (344)     2,947    132,431
                         ----------  ---------- ---------- ----------

Change in cash and
 cash equivalents           (2,245)     (1,317)    13,663      7,060
Cash and cash equivalents
 - Beginning of year        42,887      28,296     26,979     19,919
                         ----------  ---------- ---------- ----------
Cash and cash equivalents
 - End of year           $  40,642   $  26,979  $  40,642  $  26,979
                         ==========  ========== ========== ==========

    CONTACT: Hub International Limited
             Vice President, Secretary and General Counsel
             W. Kirk James, 312/279-4881
             kjames@hubinternational.com